As filed with the Securities and Exchange Commission on April 17, 2024

Registration Statement No. 333-257823

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE

AMENDMENT NO.1

TO

FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	2834	87-0327982
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2901 West Bluegrass Blvd., Suite 100

Lehi, Utah 84043

(801) 341-7900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nathan Brower

EVP, General Counsel and Corporate Secretary

2901 West Bluegrass Blvd., Suite 100

Lehi, Utah 84043

(801) 341-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David F. Marx

Joshua B. Erekson

Dorsey & Whitney LLP

111 S. Main Street, Suite 2100

Salt Lake City, Utah 84111

(801) 933-7360

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Nature’s Sunshine Products, Inc. (the “Registrant”) filed a registration statement on Form S-3 (Registration No. 333-257823) with the Securities and Exchange Commission (the “SEC”) on July 12, 2021, which registration statement was declared effective by the SEC on August 2, 2021 (the “Original Registration Statement”). The Original Registration Statement registered up to $125,000,000 in aggregate principal amount of common stock, preferred stock, warrants, debt securities, subscription rights and units and the offering and sale by certain selling stockholders of up to 5,700,000 shares of common stock.

The Registrant is not currently eligible to use the Original Registration Statement as a result of its failure to timely file a Current Report on Form 8-K by August 3, 2023 (the filing deadline as determined in accordance with the applicable rules and regulations of the SEC). The Registrant is filing this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (this “Registration Statement”) in order to maintain the registration of the resale by the Selling Stockholder (as defined herein) of up to 2,929,001 shares of our common stock acquired by the Selling Stockholder (i) in a private placement of our common stock, and (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us. All filing fees payable in connection with the registration of the shares of common stock covered by this Registration Statement were previously paid in connection with the filing of the Original Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 17, 2024

PRELIMINARY PROSPECTUS

2,929,001 Shares of Common Stock

Offered by Selling Stockholder

This prospectus relates to the offering and resale, from time to time, by the selling stockholders identified herein of up to 2,929,001 shares of our common stock acquired by the Selling Stockholder (i) in a private placement of our common stock, or (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder.

We are registering the shares of common stock on behalf of the Selling Stockholder, and the Selling Stockholder may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. The Selling Stockholder may offer the shares at prevailing market prices or privately negotiated prices. Please see the section entitled “Plan of Distribution” on page 13 of this prospectus for more information. For information on the Selling Stockholder, see the section entitled “Selling Stockholder” on page 12 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NATR”. On April 16, 2024, the last reported sale price for our common stock was $18.91 per share.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us and/or the Selling Stockholder. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or the date of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Nature’s Sunshine,” “NATR,” “the Company,” “the Registrant,” “we,” “us,” and “our” in this prospectus refer to Nature’s Sunshine Products, Inc., and its subsidiaries.

The Company

The Company

We are a natural health and wellness company primarily engaged in the manufacturing and selling of nutritional and personal care products. We are a Utah corporation formed in 1976 with our principal place of business in Lehi, Utah, and sell our products through a diverse omni-channel platform including direct to consumer (“DTC”), online marketplaces such as Amazon, health professionals and other specialty retail channels. We sell primary under two brands, Nature’s Sunshine Products and Synergy WorldWide Brands.

Business Segments

We operate globally serving over 40 markets today, with four reporting business segments (Asia, Europe, North America, and Latin America and Other) based primarily upon the geographic region where each segment operates, as well as the internal organization of our officers and their responsibilities. The Latin America and Other segment includes our wholesale business in which we sell products to various locally-managed entities, independent of the Company, that we have granted distribution rights for the relevant market.

Product Portfolio

Our line of over 800 products includes several different product classifications, such as digestive, general health, cardiovascular, immune, sports and energy and weight management. We purchase herbs and other raw materials in bulk, and after rigorous quality control testing, we formulate, encapsulate, tablet or concentrate them, label and package them for shipment. Most of our products are manufactured at our facility in Spanish Fork, Utah. Contract manufacturers produce some of our products in accordance with our specifications and standards. We have implemented stringent quality control procedures to verify that our contract manufacturers have complied with our specifications and standards.

The following table summarizes the Company’s product portfolio by category:

Category	Description
General health	We distribute a wide selection of general health products. The general health line is a combination of assorted health products related to blood sugar support, bone health, cellular health, cognitive function, joint health, mood, sexual health, sleep, sports and energy, and vision.

Digestive	We distribute digestive products. The digestive line has been designed to offer products that regulate intestinal and digestive functions in support of the human digestive system.

Cardiovascular	We distribute cardiovascular products. The cardiovascular line has been designed to offer products that combine a variety of superior heart health ingredients to give the cardiovascular system optimum support.

Weight management	We distribute a variety of weight management products. The weight management line has been designed to simplify the weight management process by providing healthy meal replacements and products that increase caloric burn rate.

Immune	We distribute immune products. The immune line has been designed to offer products that support and strengthen the human immune system.

Personal care	We distribute a variety of personal care products for external use, including oils and lotions, aloe vera gel, herbal shampoo, herbal skin treatment, toothpaste and skin cleanser.

Corporate Information

We are incorporated in the state of Utah. Our principal executive offices are located at 2901 West Bluegrass Blvd., Suite 100, Lehi, Utah 84043. Our telephone number is (801) 341-7900. Our website address is www.naturessunshine.com. Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus.

THE OFFERING

Issuer	Nature’s Sunshine Products, Inc., a Utah corporation

Securities offered by the Selling Stockholder	2,929,001 shares of our common stock acquired by the Selling Stockholder (i) in a private placement of our common stock, and (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

Common stock outstanding	18,785,492 shares as of April 10, 2024

Use of proceeds	We will not receive any of the proceeds from the sale of the shares being offered by the Selling Stockholder.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Listing	Our common stock is listed on Nasdaq Capital Market under the symbol “NATR.”

The number of shares of common stock to be outstanding immediately after this offering is based on 18,785,492 shares of our Common Stock outstanding as of April 10, 2024 and excludes (in each case as of April 10, 2024):

•	75,000 shares of common stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of $11.25 per share; and

•	1,559,657 shares of common stock issuable upon the vesting of outstanding restricted stock units.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under this section, together with other information in this prospectus and the documents incorporated by reference in this prospectus, including the information set forth under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

You should read and consider risk factors specific to our business before making an investment decision. Those risks are described below and in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other documents incorporated by reference into this prospectus. Please be aware that additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could also materially and adversely affect our business, results of operations, financial condition, cash flows or prospects.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock, or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock, and could impair our ability to raise capital through the sale of additional equity securities. As of April 10, 2024, we had 18,785,492 shares of common stock outstanding, all of which, other than shares held by our directors and certain officers and affiliates, were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements.

Return on securities is not guaranteed.

There is no guarantee that the common stock will earn any positive return in the short term or long term. A holding of any such security is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the common stock is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The words “anticipate,” “could,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “seek,” “potential,” “predict,” “project,” “should,” “would,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” set forth above, as well as:

•	extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;

•	registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;

•	legal challenges to the Company’s direct selling program or to the classification of its independent consultants;

•	laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;

•	liabilities and obligations arising from improper activity by the Company’s independent consultants;

•	product liability claims;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the Company’s ability to attract and retain independent consultants;

•	the loss of one or more key independent consultants who have a significant sales network;

•	potential for increased liability and compliance costs relating to the Company’s joint venture for operations in China with the Selling Stockholder;

•	the effect of fluctuating foreign exchange rates;

•	failure of the Company’s independent consultants to comply with advertising laws;

•	changes to the Company’s independent consultants compensation plans;

•	geopolitical issues and conflicts;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;

•	risks associated with the manufacturing of the Company’s products;

•	supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;

•	failure to timely and effectively obtain shipments of products from our manufacturers and deliver products to our independent consultants and customers;

•	world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	failure to maintain an effective system of internal controls over financial reporting;

•	cybersecurity threats and exposure to data loss;

•	the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;

•	reliance on information technology infrastructure; and

•	the sufficiency of trademarks and other intellectual property rights.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock being offered by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

The Selling Stockholder is offering up to 2,929,001 shares of our common stock. The following description summarizes the most important terms of our capital stock, including the common stock the Selling Stockholder may offer under this prospectus, and does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated articles of incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Utah Revised Business Corporation Act (the “Revised Act”).

Authorized Shares of Capital Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. As of April 10, 2024, there were 18,785,492 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid, and nonassessable.

Listing

Our common stock is listed and principally traded on the Nasdaq Capital Market under the symbol “NATR”.

Voting Rights

Each holder of shares of our common stock is entitled to one (1) vote for each share held of record by such holder on the applicable record date on all matters submitted to a vote of shareholders of common stock. The holders of common stock do not have cumulative voting rights.

Dividend Rights

The holders of common stock are entitled to receive dividends from funds legally available therefor, when and if declared, on such conditions and at such times as the board of directors may designate, provided, however, that no dividends shall be made with respect to the common stock until any preferential dividends required to be paid or set apart for any shares of preferred stock have been paid or set apart.

Rights upon Liquidation

Subject to any prior or superior rights of liquidation as may be conferred upon any preferred stock, and after payment or provision for payment of the debts and other liabilities of the Company, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of common stock then outstanding shall be entitled to receive all of the assets and funds of the Company remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of common stock, on a pro-rata basis, according to the number of shares of common stock held by them.

Other Rights and Preferences

Articles of Incorporation

Our Articles of Incorporation provide that no holder of shares of the Company of any class now or hereafter authorized, shall, as a holder of such shares, have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Company of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Company.

Fosun Preemptive Rights

Pursuant to that certain Stockholder Agreement dated June 26, 2014 between the Company and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun”), Fosun has the right to purchase its pro rata share of any equity securities offered for sale by the Company, subject to certain limited exceptions. Fosun’s pro rata share is based on the ratio that the number of shares of common stock held by Fosun bears to the total number of shares of common stock outstanding immediately prior to such offering. The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholder Agreement, a copy of which is attached hereto as Exhibit 4.1.

Preferred Stock

Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Revised Act and our Articles of Incorporation to fix, for each series, the designations, powers and preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Utah law. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock. When issued, the preferred stock will be fully paid and nonassessable and will have no preemptive rights.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	any procedures for auction and remarketing;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

•	a discussion of any material U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Transfer Agent and Registrar

American Stock Transfer is the transfer agent and registrar for our common stock.

Certain Anti-Takeover Effects

Certain provisions of our Articles of Incorporation and Bylaws may be deemed to have an anti-takeover effect.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders or to nominate candidates for election as directors at our annual meeting of shareholders and specify certain requirements regarding the form and content of a shareholder’s notice. These provisions might preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders if the proper procedures are not followed.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our Articles of Incorporation, could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the shareholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Limitations on Stockholder Ability to Act by Written Consent or Call Special Meetings. The Articles of Incorporation eliminate the right of shareholders to act by written consent without a meeting. Further, the Bylaws provide that special meetings of shareholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the board of directors or by the Secretary, following his or her receipt of one or more written demands to call a special meeting from shareholders of record who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the corporation.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “Selling Stockholder,” of up to 2,929,001 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The Selling Stockholder originally acquired the shares of our common stock included in this prospectus (i) in a private placement of our common stock, or (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. The second column lists, as of April 16, 2024, the number of shares of common stock beneficially owned by each Selling Stockholder based on its ownership of shares of common stock and other securities exercisable for shares of common stock. The third column lists the shares of common stock being offered by the Selling Stockholder under this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
Shanghai Fosun Pharmaceutical (Group) Co., Ltd.	2,854,607	2,854,607	—	—
Fosun Industrial Co., Ltd.	74,394	74,394	—	—

Other Transactions with the Selling Stockholder

The following is a description of other transactions with the Selling Stockholder during the past three years.

On August 25, 2014, we completed a transaction with Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma,” and, together with Fosun Industrial Co., Ltd., the “Selling Stockholder”), which created a joint venture owned 80 percent by us and 20 percent by a wholly owned subsidiary of Fosun Pharma. The joint venture, known as Nature’s Sunshine Hong Kong Limited, markets and distributes Nature’s Sunshine products in China. As part of this transaction, the Company issued to Fosun Pharma 2,854,607 shares of common stock. In connection with this transaction, the Company entered into a Stockholder Agreement with Fosun Pharma (the “Stockholder Agreement”), which, among other things, provides that the Company will register the shares of common stock issued to Fosun Pharma, at the request of Fosun Pharma. The Company is filing this Registration Statement at the request of Fosun Pharma pursuant to its registration rights under the Stockholder Agreement. The Stockholder Agreement also provides that if Fosun Pharma, together with its affiliates, ceases to own at least 5% of the outstanding shares of the Company’s common stock, Fosun Pharma will sell to the Company, and the Company will purchase, Fosun Pharma’s interests in Nature’s Sunshine Hong Kong Limited.

By December 2019, the Company issued, or had issued, an additional 39,125 shares to Fosun Pharma for services provided by a former director of the Company. In April 2021, the Company issued an additional 711 shares to Fosun Pharma for services provided by a former director of the Company. In January 2022, the Company issued an additional 34,558 shares, in total, to Fosun Pharma for services provided by a former director of the Company. Title to the foregoing 74,394 issued shares so described is held by Fosun Industrial Co., Ltd.

Rong Yang, who has served on our board of directors since June 2022, currently serves as CEO of Fosun Pharma USA Inc., a subsidiary of Fosun Pharma.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market, or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, the Selling Stockholder has engaged D.A. Davidson to act as underwriter or placement agent in certain circumstances to solicit offers to purchase the securities offered by this prospectus.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by our counsel, Dorsey & Whitney LLP, Salt Lake City, Utah. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Registration Statement and Prospectus have been so incorporated in reliance on the report of Deloitte & Touche LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares of common stock being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us, at http://www.sec.gov. We make available, free of charge, on our website at https://ir.naturessunshine.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our and the SEC’s websites are not part of this prospectus, and the reference to our and the SEC’s websites do not constitute incorporation by reference into this prospectus of the information contained at those sites, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

(2)	Our Proxy Statement filed with the SEC on March 15, 2024;

(3)	Our Current Reports on Form 8-K filed with the SEC on March 6, 2024 and March 12, 2024; and

(4)

the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on October 6, 2009 pursuant to Section  12(b) of the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on July 9, 2021.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus, excluding, in each case, information deemed furnished and not filed. Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Nature’s Sunshine Products, Inc.

2901 West Bluegrass Blvd., Suite 100

Lehi, UT 84043

Attn: Corporate Secretary

(801) 341-7900

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Nature’s Sunshine Products, Inc.

2,929,001 Shares of Common Stock

Offered by Selling Stockholder

PROSPECTUS

   , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$5,631
Legal fees and expenses	—
Accounting fees and expenses	—
Printing fees and expenses	—
Transfer agent fees and expenses	—
Miscellaneous expenses	—
Total Expenses*	—

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 14. Indemnification of Directors and Officers.

The Registrant is a Utah corporation. Section 16-10a-902 of the Revised Act provides that a corporation may indemnify any individual who was made a party (a “Party”) to a proceeding (a “Proceeding”), because he or she is or was a director of the corporation (an “Indemnifiable Director”), against liability incurred in the Proceeding if his or her conduct was in good faith and he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he or she had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit; and, provided, further, however, that pursuant to Subsection 902(5) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses incurred in connection with the Proceeding.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation’s articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction.

Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding, upon the satisfaction of certain conditions.

Section 16-10a-907 of the Revised Act and provides that, unless a corporation’s articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as an Indemnifiable Director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to an Indemnifiable Director, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

The Registrant’s Articles of Incorporation, authorize the Registrant to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

The Articles of Incorporation eliminate the personal liability of any director in accordance with Section 16-10a-841 of the Revised Act, which provides that the liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, may be limited or eliminated by the corporation except for liability for (i) the amount of financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act, which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law.

The Registrant’s Bylaws also provide that, subject to certain limitations described in the Bylaws, the Registrant may, to the maximum extent and in the manner permitted in the Revised Act, indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, fiduciary, or agent of the Registrant against liability incurred in the proceeding.

The Bylaws also provide that the Registrant may pay for or reimburse the reasonable expenses incurred by director, officer, employee, fiduciary, or agent of the Registrant who is party to a proceeding in advance of final disposition of the proceeding if (i) such party furnishes to the Registrant a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct under the Bylaws and applicable law necessary for indemnification, (ii) such party furnishes to the Registrant a written undertaking in the form required by the Revised Act, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification pursuant to the Bylaws and applicable law. The Bylaws also provide that any indemnification or advancement of expenses provided thereby shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

The Bylaws provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was one of the Registrant’s directors, officers, employees, fiduciaries or agents, or is or was serving at the Registrant’s request as a director, officer, employee, fiduciary or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability incurred by him or her in such capacity or arising out of his or her status in such capacity, whether or not the Registrant would have the power to indemnify him or her against such liability under applicable law. The Registrant maintains insurance from commercial carriers against certain liabilities that may be incurred by its directors and officers.

The Registrant has also entered into separate indemnification agreements with each of its directors and executive officers.

Reference is made to “Undertakings,” below, for the Registrant’s undertakings in this Registration Statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

The exhibits listed in the Exhibit Index below are filed as part of this Registration Statement.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; and provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX3

Item No.	Exhibit

3.1 (1)	Amended and Restated Articles of Incorporation.

3.2 (2)	Amended and Restated Bylaws, dated March 8, 2021.

4.1 (3)	Stockholder Agreement dated June 26, 2014, between Nature’s Sunshine Products, Inc. and Shanghai Fosun Pharmaceutical (Group) Co., Ltd.

10.1 (4)*	Tax Deferred Retirement Plan, Restated January 1, 2012.

10.2(5)*	Supplemental Elective Deferral Plan, as Amended effective as of January 1, 2008.

10.3 (6)*	Form of Award Agreement (2012 Stock Incentive Plan).

10.4 (7)*	Executive Agreement, dated September 14, 2018, between the Company and Terrence Moorehead.

10.5 (8)*	Amendment to Executive Agreement, dated October 19, 2018, between the Company and Terrence Moorehead.

10.7 (9)	Amendment to Operating Agreement.

10.8 (10)	Operating Agreement dated August 25, 2014, among Nature’s Sunshine Products, Inc., Fosun Industrial Co., Limited and Nature’s Sunshine Hong Kong Limited.

10.9 (11)	Amended and Restated 2012 Stock Incentive Plan.

10.10 (12)	Loan Agreement dated July 11, 2017, between Bank of America, N.A. and Nature’s Sunshine Products, Inc.

10.11 (13)	Amendment No. 4 to Loan Agreement.

10.12 (14)	Form of Restricted Stock Unit Award Agreement.

10.13 (15)	Form of Performance Share Unit Award Agreement.

10.14 (16)	Employment Agreement dated December 30, 2022 between Shane Jones and Nature’s Sunshine Products, Inc.

10.15 (17)	Employment Agreement dated May 16, 2022 between Martin Gonzalez and Nature’s Sunshine Products, Inc.

5.1 (18)	Opinion of Dorsey & Whitney LLP, counsel to the Registrant.

21 (18)	List of Subsidiaries of Registrant.

23.1 (18)	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

23.2 (18)	Consent of Independent Registered Public Accounting Firm.

24 (18)	Power of Attorney (included on the signature page to this Registration Statement).

107 (18)	Filing Fee Table.

(1)	Previously filed as Exhibit 3.1 to the Annual Report on Form 10-K filed on March 16, 2018, and is incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Current Report on Form 8-K filed on March 11, 2021, and is incorporated herein by reference.
(3)	Previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on July 2, 2014, and is incorporated herein by reference.
(4)	Previously filed as Exhibit 10.1 to the Annual Report on Form 10-K filed on March 13, 2015, and is incorporated herein by reference.
(5)	Previously filed as Exhibit 10.2 to the Annual Report on Form 10-K filed on March 14, 2016, and is incorporated herein by reference.

(6)	Previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 15, 2015, and is incorporated herein by reference.
(7)	Previously filed as Exhibit 10.3 to the Current Report on Form 8-K filed on September 26, 2018, and is incorporated herein by reference.
(8)	Previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on October 24, 2018, and is incorporated herein by reference.
(9)	Previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed on August 17, 2021, and is incorporated herein by reference.
(10)	Previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 29, 2014, and is incorporated herein by reference.
(11)	Included as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A file on March 19, 2021, and incorporated herein by reference.
(12)	Previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on June 16, 2020, and is incorporated herein by reference.
(13)	Previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on June 28, 2022, and is incorporated herein by reference.
(14)	Previously filed as an Exhibit to the Quarterly Report on Form 10-Q filed on August 9, 2022, and is incorporated herein by reference.
(15)	Previously filed as an Exhibit to the Quarterly Report on Form 10-Q filed on November 3, 2022, and is incorporated herein by reference.
(16)	Previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 7, 2022, and is incorporated herein by reference.
(17)	Previously filed as Exhibit 10.19 to the Annual Report on Form 10-K filed on March 16, 2023, and is incorporated herein by reference.
(18)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lehi, Utah, on the 17thf day of April, 2024.

Nature’s Sunshine Products, Inc.

Date: April 17, 2024	By:	/s/ Terrence O. Moorehead
Terrence O. Moorehead,
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terrence O. Moorehead and L. Shane Jones and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Terrence O. Moorehead Terrence O. Moorehead	Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2024

/s/ L. Shane Jones L. Shane Jones	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 17, 2024

/s/ Jonathan D. Lanoy Jonathan D. Lanoy	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	April 17, 2024

/s/ Curtis Kopf Curtis Kopf	Director	April 17, 2024

/s/ Richard D. Moss Richard D. Moss	Chairman of the Board	April 17, 2024

/s/ Tess Roering Tess Roering	Director	April 17, 2024

Signatures	Title	Date

/s/ Robert D. Straus Robert D. Straus	Director	April 17, 2024

/s/ J. Christopher Teets J. Christopher Teets	Director	April 17, 2024

/s/ Heidi Wissmiller Heidi Wissmiller	Director	April 17, 2024

/s/ Rong Yange Rong Yang	Director	April 17, 2024